As filed with the Securities and Exchange Commission on November 20, 2003
                                                     Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------


                          UNITED INDUSTRIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

              DELAWARE
    (State or Other Jurisdiction of                     95-2081809
    Incorporation or Organization)         (I.R.S. Employer Identification No.)

                                124 INDUSTRY LANE
                           HUNT VALLEY, MARYLAND 21030
                                 (410) 666-1400
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                          UNITED INDUSTRIAL CORPORATION
                             1994 STOCK OPTION PLAN
                              (Full Title of Plan)


                               ROBERT W. WORTHING
                          VICE PRESIDENT AND SECRETARY
                          UNITED INDUSTRIAL CORPORATION
                                124 INDUSTRY LANE
                           HUNT VALLEY, MARYLAND 21030
                                 (410) 666-1400

                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                              TED S. WAKSMAN, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
Title of Each Class of            Amount to be Registered (1)     Proposed Maximum Offering   Proposed Maximum        Amount of
Securities to be Registered                                          Price Per Share(2)      Aggregate Offering    Registration Fee
                                                                                                   Price(2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value                300,000 shares                     $16.765               $5,029,500            $406.89
$1.00 per share
====================================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933 solely for purposes of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant's Common Stock as reported on the New York Stock Exchange on November 19, 2003.

                                EXPLANATORY NOTE

This Registration Statement registers 300,000 additional shares of common stock of United Industrial Corporation (the "Company"), par value $1.00 per share (the "Common Stock"), for issuance pursuant to stock options granted under the Company's 1994 Stock Option Plan, as amended. The contents of (i) an earlier Registration Statement on Form S-8 in respect of the Company's 1994 Stock Option Plan, as filed with the Securities and Exchange Commission on May 31, 1994, Registration No. 33-53911, (ii) an earlier Registration Statement on Form S-8 in respect of the Company's 1994 Stock Option Plan, as filed with the Securities and Exchange Commission on January 10, 1997, Registration No. 333-19517, (iii) an earlier Registration Statement on Form S-8 in respect of the Company's 1994 Stock Option Plan, as filed with the Securities and Exchange Commission on July 21, 1998, Registration No. 333-59487, and (iv) an earlier Registration Statement on Form S-8 in respect of the Company's 1994 Stock Option Plan, as filed with the Securities and Exchange Commission on August 24, 1999, Registration No. 333-85819, are hereby incorporated by reference.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hunt Valley, State of Maryland, on this 20th day of November, 2003.

                                         UNITED INDUSTRIAL CORPORATION



                                         By:  /s/ Robert W. Worthing
                                              ----------------------------------
                                               Name: Robert W. Worthing
                                               Title: Vice President


           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert W. Worthing and James H. Perry acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                         Title                                                         Date
---------                                         -----                                                         ----

/s/ Frederick M. Strader                          President and Chief Executive Officer (Principal Executive    November 20, 2003
-------------------------------------------       Officer)
Frederick M. Strader

/s/ James H. Perry                                Vice President, Chief Financial Officer and Treasurer         November 20, 2003
-------------------------------------------       (Principal Financial and Accounting Officer)
James H. Perry

/s/ Warren G. Lichtenstein                        Chairman of the Board and Director                            November 20, 2003
-------------------------------------------
Warren G. Lichtenstein

/s/ Glen M. Kassan                                Director                                                      November 20, 2003
-------------------------------------------
Glen M. Kassan

/s/ Richard R. Erkeneff                           Director                                                      November 20, 2003
-------------------------------------------
Richard R. Erkeneff

                                                  Director                                                      November __, 2003
-------------------------------------------
Joseph S. Schneider

/s/ General Paul X. Kelley                        Director                                                      November 20, 2003
-------------------------------------------
General Paul X. Kelley

/s/ Thomas A. Corcoran                            Director                                                      November 20, 2003
-------------------------------------------
Thomas A. Corcoran


                                  EXHIBIT INDEX


 EXHIBIT NO.                                DESCRIPTION
 -----------                                -----------

   4(a)      -      Restated Certificate of Incorporation of the Company, as
                    amended (incorporated by reference to the Company's Annual
                    Report on Form 10-K for the year ended December 31, 1998).

   4(b)      -      Certificate of Amendment of Restated Certificate of
                    Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on July 21,
                    1998, Registration No. 333-59487).

   4(c)      -      Amended and Restated By-Laws of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

   4(d)      -      United Industrial Corporation 1994 Stock Option Plan, as
                    amended.

   5         -      Opinion of Weil, Gotshal & Manges LLP.

   23(a)     -      Consent of Ernst & Young LLP.

   23(b)     -      Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                    5).

   24        -      Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).